UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2026

PROCEPT BIOROBOTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40797	26-0199180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
150 Baytech Drive
San Jose, California 95134
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 232-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PRCT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 5, 2026, the board of directors (the “Board”) of PROCEPT BioRobotics Corporation (the “Company”) approved (i) an increase in the size of the Board from eight members to nine members, (ii) appointed Mr. Daniel Puckett as a new member of the Board to fill the resulting vacancy, and (iii) appointed Mr. Puckett as a member of the Audit Committee of the Board, with such appointment effective immediately.

Mr. Puckett was classified as a Class III director, and his initial term will expire at the Company’s 2027 annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. The Board has determined that Mr. Puckett is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the Nasdaq stock market, and, accordingly, determined he is qualified to serve on the Audit Committee of the Board.

Mr. Puckett previously served as Chief Financial Officer of Shockwave Medical, Inc., a leading medical device company that develops treatments for cardiovascular disease, from April 2016 until his retirement in February 2024. Prior to Shockwave Medical, he served as Chief Financial Officer of Counsyl, Inc., from June 2015 to April 2016 and as Chief Financial Officer of Ariosa Diagnostics, Inc. from 2011 to June 2015. Earlier in his career, Mr. Puckett held senior finance and operations roles at Forest Laboratories, Inc. and its subsidiary Cerexa, Inc., as well as at Affymetrix, Inc. and AOL Inc. He received an M.B.A. from the University of San Francisco and a B.A. in Accounting from Washington State University.

Mr. Puckett will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 25, 2025 and in accordance with the Non-Employee Director Compensation Program. Mr. Puckett will also enter into the Company’s standard director and officer indemnification and advancement agreement, the form of which was filed by the Company as Exhibit 10.5 to the Amendment to Company’s registration statement on Form S-1/A (File No. 333-258898), filed with the SEC on September 8, 2021. There are no arrangements or understandings between Mr. Puckett and any other persons pursuant to which he was appointed as a director. Furthermore, there are no transactions in which Mr. Puckett has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCEPT BIOROBOTICS CORPORATION

Date: March 5, 2026	By:	/s/ Alaleh Nouri
Alaleh Nouri
Chief Legal Officer and Secretary